UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2014 (February 19, 2014)

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Mary’s, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

On February 19, 2014, Trans Energy, Inc. will present at EnerCom’s The Oil & Services Conference 12 being held at the Omni Hotel in San Francisco, California. Speaking on behalf of Trans Energy will be Stephen P. Lucado, Chairman of the Board, and John G. Corp, President. Trans Energy’s presentation begins at 10:55 a.m. (PST) and will be webcast live. The webcast of the Trans Energy, Inc. presentation can be accessed via the Trans Energy, Inc.website located at : www.transenergyinc.com.

The presentation will focus on the company’s development efforts in the Marcellus Shale, specifically in Marion, Marshall, and Wetzel counties in Northern West Virginia. The presentation will cover the following topics:

•	General information about Trans Energy, Inc.

•	Discussion of drilling results

•	Production history and future drilling plans

•	Wet gas economics

•	SEC Reserves

•	Debt financing – Credit Agreement

•	Other information

Persons desiring a copy of the presentation made at EnerCom’s The Oil & Services Conference 12 or additional information may visit Trans Energy’s website at http://www.transenergyinc.com.

Also attached as an exhibit is a press release issued by Trans Energy.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: February 18, 2014	By	/s/ John G. Corp
John G. Corp
President